Exhibit 10.53

ADDENDUM TO
ADVANCE PAYMENT AND PURCHASE AGREEMENT

THIS ADDENDUM TO ADVANCE PAYMENT AND PURCHASE AGREEMENT (this “Addendum”) is entered into as of this 22nd day of March, 2006, by and between Lattice Semiconductor Corporation, having an office at 5555 NE Moore Court, Hillsboro, OR 97124 (“Lattice”) and Fujitsu Limited, having an office at Akiruno Technology Center, 50 Fuchigami, Akiruno, Tokyo 197-0833, Japan (“Fujitsu”) and Fujitsu Microelectronics America, Inc., having an office at 1250 East Arques Avenue, M/S333 Sunnyvale, CA 94088-3470, USA (“FMA”).

WHEREAS, Lattice and Fujitsu have entered into an ADVANCE PAYMENT AND PURCHASE AGREEMENT dated September 10, 2004 (“APPA”) in which Lattice agreed to provide an advance payment of money to Fujitsu to be used for the establishment of a new semiconductor wafer fabrication facility, including but not limited to the construction of the facilities and installation of fabrication equipments, and Fujitsu agreed to provide to Lattice 300mm Wafers using certain proprietary technologies;

WHEREAS, Lattice, Fujitsu and FMA have entered into or will enter into product supply agreements pursuant to which Lattice will buy from Fujitsu through FMA, and Fujitsu through FMA will supply to Lattice, the 300mm Wafers fabricated by Fujitsu; and

WHEREAS, Lattice, Fujitsu and FMA wish to confirm that sales and purchases of the 300mm Wafers under product supply agreements by and between Lattice, Fujitsu and FMA are also subject to the Advance Payment terms of the APPA.

NOW, THEREFORE, in consideration of the mutual promises herein, Lattice, Fujitsu and FMA hereby agree as follows:

1.             Revision to Definition

                Lattice and Fujitsu hereby amend the APPA as follow:

                (i)            Section 1.17 of APPA shall be deleted and replaced in its entirety with the following;

“Product Supply Agreement(s)” will mean the agreement(s) by and among Lattice, Fujitsu and FMA for the Process Technology pursuant to which Fujitsu agrees to sell, and Lattice agrees to purchase, all through FMA, the 300mm Wafers for Products manufactured using such Process Technology

2.             Application of Credit for Sales by FMA to Lattice

Lattice, FMA and Fujitsu acknowledge and agree that payment for all sales by FMA to Lattice of 300mm Wafers delivered to and accepted by Lattice under the Product Supply Agreement(s) during the term of the APPA shall be made by means of an offset against the remaining balance of the Credited Amount pursuant to the terms of the APPA to the greatest extent possible in the same manner and subject to the same terms of agreement of the APPA as originally provided for sales of 300mm Wafers by Fujitsu to Lattice. As part of this arrangement it is understood that FMA intends to assign to Fujitsu its accounts receivable arising from sales to Lattice of 300mm Wafers. The consideration for such assignment will be separately agreed between Fujitsu and FMA. The parties acknowledge and agree that they will amend relevant provisions in the existing Product Supply Agreements or will agree on such provisions in the Product Supply Agreement to be executed by the parties as necessary in order to provide for the offset against the Credited Amount as set forth above.

3.             Effective Date

This Addendum shall become effective on 22nd March, 2006 and be in full force until the date on which the Credited Amount is fully offset and reduced to zero, or the APPA is terminated, whichever is earlier.

4.             References

Words not expressly defined in this Addendum shall be construed in accordance with the definition in APPA.

5.             No Other Changes

Except as expressly stated above, this Addendum does not otherwise amend APPA, which shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties have signed this Addendum as of the date first above written.

LATTICE SEMICONDUCTOR CORPORATION		FUJITSU LIMITED

By:	/s/ Stephen Skaggs	By:	/s/ Tatsuya Yamazaki
Name:	Stephen Skaggs	Name:	Tatsuya Yamazaki
Title:	CEO	Title:	General Manager
Date:	23 March 2006	Date:	27 March 2006

FUJITSU MICROELECTRONICS AMERICA, INC.

By:	/s/ Kazuyuki Kawauchi
Name:	Kazuyuki Kawauchi
Title:	President and CEO
Date:	24 March 2006